CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement on Form SB-2 of our report dated March 27, 2006, relating to the financial statements of Euroweb International Corp., appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Deloitte

DELOITTE Auditing and Consulting Kft.
Budapest, Hungary
September 18, 2006